Exhibit 99.1

SL GREEN REALTY CORP. ANNOUNCES SPECIAL DIVIDEND AND

INCREASE TO ORDINARY DIVIDEND

ANNUAL ORDINARY DIVIDEND WILL INCREASE TO $3.64 PER SHARE

NEW YORK--December 4, 2020— SL Green Realty Corp. (NYSE: SLG), Manhattan’s largest office landlord, announced today that its board of directors has increased SL Green’s annual ordinary dividend by 2.8%, to $3.64 per share on its common stock and OP units. The ordinary dividend will be paid in cash on a monthly basis. The next ordinary dividend of $0.3033 per share is payable on January 15, 2021 to shareholders of record at the close of business on December 15, 2020 (the “Record Date”).

The Company also announced that, as a result of asset dispositions in 2020, including the previously announced sale of 410 Tenth Avenue, the board of directors declared a special dividend with a value of $1.6967 per share, which is payable on January 15, 2021 to shareholders of record on the Record Date. Shareholders will, therefore, receive a total dividend of $2.00 per share, representing the sum of the ordinary dividend and the special dividend. The special dividend will be paid in the form of SLG common stock, with the number of shares calculated based on the volume weighted average trading price of SLG’s common stock between January 5-7, 2021. Shareholders can elect to receive the total dividend in the form of all cash or all stock, subject to proration if either option is oversubscribed.

“All of us at SL Green have worked tirelessly to navigate the unprecedented challenges of the pandemic. As a result of these efforts, we are now in a position to not only increase our ordinary dividend, but to also issue a special dividend. We will continue to work aggressively to generate value that directly benefits our shareholders,” said Matt DiLiberto, Chief Financial Officer.

To mitigate the dilutive impact of the stock issued in the special dividend, the board of directors also authorized a reverse stock split, which will be effective on January 20, 2021. The split ratio for the reverse stock split will be determined promptly after the close of business on January 7, 2021.

Additional information about the special dividend and the reverse stock split will be filed by SL Green on a Current Report on Form 8-K, which will be available on the Securities and Exchange Commission website at www.sec.gov.

The board of directors also declared the quarterly dividend on the company’s Series I Preferred Stock for the period October 15, 2020 through and including January 14, 2021, of $0.40625 per share, payable in cash, which is the equivalent of an annualized dividend of $1.625 per share. The dividend is payable on January 15, 2021 to shareholders of record at the close of business on December 16, 2020.

About SL Green

SL Green Realty Corp., an S&P 500 company and Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2020, SL Green held interests in 93 buildings totaling 40.6 million square feet. This included ownership interests in 29.2 million square feet of Manhattan buildings and 10.3 million square feet securing debt and preferred equity investments.

Forward Looking Statement

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements are described in our filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, potential risks and uncertainties relating to the novel coronavirus (COVID-19).

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